UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2014

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

001-34507

(Commission File Number)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2014, Vitamin Shoppe, Inc. (the “Company”) announced that the board of directors of the Company approved a Share Repurchase Program (the “Share Repurchase Program”) that enables the Company to purchase up to $100 million of its shares of common stock over the next three years. On November 3, 2014, as part of the Share Repurchase Program, the Company entered into a capped accelerated share repurchase agreement (the “ASR Contract”) with JP Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), to repurchase an aggregate of $50 million of the Company’s common stock. Under the ASR Contract, the Company will make an initial payment of $50 million to JPMorgan and will receive an initial delivery of approximately five hundred forty-six thousand six hundred eighty-seven (546,687) shares of common stock. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the Company’s common stock during the repurchase period, less a discount and subject to a minimum amount of shares of common stock. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to JPMorgan. Final settlement of the transactions under the ASR Contract is expected to occur no later than the first quarter of 2015. The terms of the ASR Contract are subject to adjustment, including, but not limited to, adjustments arising if the Company were to enter into or announce certain types of transactions or to take certain corporate actions. The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which JPMorgan is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by the Company and JPMorgan to one another.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy which is filed herewith as Exhibit 10.01.

From time to time, JPMorgan and/or its affiliates has directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which it has received, or may receive, customary compensation, fees and expense reimbursement.

Disclosure Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements, and any statements that are not purely historical in nature, are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

ITEM 7.01	REGULATION FD DISCLOSURE

On November 4, 2014, the Company issued a press release announcing its entry into the ASR Contract. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.01	Master Confirmation - Capped Accelerated Share Repurchase, dated November 3, 2014, by and among Vitamin Shoppe, Inc. and JP Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

99.1	Press Release dated November 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: November 6, 2014	By:	/s/ Jean W. Frydman
	Name:	Jean W. Frydman
	Title:	Senior Vice President, General Counsel & Corporate Secretary